EX-99.B8.ai.

AMENDMENT TO INVESTOR SERVICES AGREEMENT

The Investor Services Agreement dated June 23, 2010 between Allianz Life Insurance Company of New York and Pacific Investment Management Company LLC is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:

SCHEDULE A
(revised effective September 17, 2012)

Portfolio                                                                                                                                 Rate

1.   PIMCO VIT All Asset Portfolio                                                                                   25 bps
2.   PIMCO VIT CommodityRealReturn® Strategy Portfolio                                          30 bps
3.   PIMCO VIT Emerging Markets Bond Portfolio                                                          30 bps
4.   PIMCO VIT Global Advantage Strategy Bond Portfolio                                          30 bps
5.   PIMCO VIT Global Bond Portfolio (Unhedged)                                                         30 bps
6.   PIMCO VIT Global Multi-Asset Portfolio                                                                    35 bps
7.   PIMCO VIT High Yield Portfolio                                                                                    30 bps
8.   PIMCO VIT Low Duration Portfolio                                                                               20 bps
9.   PIMCO VIT Real Return Portfolio                                                                                   20 bps
10.   PIMCO VIT Total Return Portfolio                                                                                20 bps
11. PIMCO VIT Unconstrained Bond Portfolio                                                                    30 bps
12. PIMCO VIT Global Multi-Asset Managed Volatility Portfolio                                    35 bps

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the investor services agreement, effective as of September 17, 2012.

Allianz Life Insurance Company of New York

By:    /s/ Brian Muench
Name:  Brian Muench
Title:    Vice President – Investments

Pacific Investment Management Company LLC

By:     /s/ Jonathan D. Short
Name:  Jonathan D. Short
Title:    Head of U.S. Global Wealth Management

AMENDMENT TO PARTICIPATION AGREEMENT

The Participation Agreement, dated December 1, 1999, as amended and novated, by and among, Allianz Life Insurance Company of New York (formerly Preferred Life Insurance Company of New York), PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors LLC (as novated from Allianz Global Investors Distributors LLC to PIMCO Investments LLC effective February 14, 2011, via that certain Novation of and Amendment to Participation Agreement dated November 23, 2010) is hereby amended by deleting the existing Schedule A,  and inserting in lieu thereof the following:

SCHEDULE A
(8th revised effective September 17, 2012)

PIMCO Variable Insurance Trust Portfolios:

1.   PIMCO VIT All Asset Portfolio
2.   PIMCO VIT CommodityRealReturn® Strategy Portfolio
3.   PIMCO VIT Emerging Markets Bond Portfolio
4.   PIMCO VIT Global Advantage Strategy Bond Portfolio
5.   PIMCO VIT Global Bond Portfolio (Unhedged)
6.   PIMCO VIT Global Multi-Asset Portfolio
7.   PIMCO VIT High Yield Portfolio
8.   PIMCO VIT Low Duration Portfolio
9.   PIMCO VIT Real Return Portfolio
10. PIMCO VIT Total Return Portfolio
11. PIMCO VIT Unconstrained Bond Portfolio
12. PIMCO VIT Global Multi-Asset Managed Volatility Portfolio
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement, as amended, as of September 17, 2012.

Allianz Life Insurance Company of New York

By:    __/s/ Brian Muench
Name:  Brian Muench
Title:    Vice President – Investments

PIMCO Variable Insurance Trust

By:     __/s/ Eric D. Johnson
Name:  Eric D. Johnson
Title:    Vice President

PIMCO Investments LLC

By:     __/s/ Jonathan D. Short
Name:  Jonathan D. Short
Title:    Chairman